EXHIBIT 99
                                                                        Page 1

PRO FORMA STATEMENT OF INCOME (UNAUDITED)  (millions, except per share amounts)
===============================================================================
                                                  Less:
                                                  North
                                                 American    Pro
                                      Reynolds     Can       Forma
                                       Metals   Operations   Adjust-
For the year ended December 31, 1998  Company      (A)       ments   Pro Forma
-------------------------------------------------------------------------------
REVENUES                          $    5,859      $772       $   -   $   5,087

COSTS AND EXPENSES
 Cost of products sold                 4,774       677           -       4,097
 Selling, administrative and
  general expenses                       378        11           -         367
 Depreciation and amortization           252         -           -         252
 Interest                                114         -         (42)(B)      72
 Operational restructuring
  effects - net                          144         -         336 (C)     480
-------------------------------------------------------------------------------
                                       5,662       688         294       5,268
-------------------------------------------------------------------------------

EARNINGS
 Income before extraordinary
  loss and cumulative effect
  of accounting change                   197        84        (294)       (181)

 Taxes on income (credit)                 45        32        (112)(D)     (99)
-------------------------------------------------------------------------------

INCOME BEFORE EXTRAORDINARY LOSS
 AND CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE               $       152      $ 52       $(182)   $    (82)
===============================================================================

EARNINGS PER SHARE  (E)
 Basic:
   Average shares outstanding     69,709,000         -           -   66,019,000

   Income before extraordinary
    loss and cumulative effect
    of accounting change               $2.18         -           -       $(1.24)
===============================================================================
 Diluted:
   Average shares outstanding     69,937,000         -           -   66,019,000

   Income before extraordinary
    loss and cumulative effect
    of accounting change               $2.18         -           -       $(1.24)
===============================================================================


The accompanying notes to unaudited pro forma financial information are an integral part of these statements.

                                                                    EXHIBIT 99
                                                                        Page 2

      REYNOLDS METALS COMPANY AND CONSOLIDATED SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
              FOR THE YEAR ENDED DECEMBER 31, 1998




The following unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The following pro forma information is presented for illustrative purposes only and is not necessarily indicative of future operating results or financial position.

BASIS OF PRESENTATION

The unaudited pro forma income statement for the year ended December 31, 1998, presents the consolidated results of operations of the Company assuming that the disposition of the Company's North American Can Operations had occurred as of January 1, 1998. The Operations consisted of 14 can plants, two end plants and a headquarters building. This transaction is already reflected in the balance sheet in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

PRO FORMA ADJUSTMENTS


The following notes describe the adjustments found on the accompanying pro forma statement of income:

(A) The amounts included in the North American Can Operations' column on the income statement reflects the direct activity of the Operations from January 1, 1998 through August 10, 1998, the date of their disposition. Depreciation expense was not included in the Operations' expenses for the year 1998. In 1998, the Operations were accounted for as an asset held for sale and, as required by current accounting rules, depreciation was stopped. Pretax income has been tax effected at the Company's statutory rate (38%).

(B) This pro forma adjustment represents the estimated reduction in interest expense as a result of long-term debt being reduced by $470 million. Interest expense was calculated using the weighted average interest rate (approximately 9%) on the long-term debt expected to be extinguished.

(C) This pro forma adjustment eliminates the gain realized on the disposition.

(D) Pretax income has been tax effected at the Company's statutory rate (38%).

(E)  The shares used for pro forma earnings per share reflect
     $208 million of proceeds being used to repurchase approximately 3,690,000 shares of the Company's common stock.